EXHIBIT 21.1
Subsidiaries of Digital River, Inc.

Subsidiaries	State or Jurisdiction of Incorporation

BlueHornet Networks, Inc.	California
CCNow, Inc.	Minnesota
Commerce5, Inc.	Delaware
Digibuy, Inc.	Minnesota
Digital River, Inc.	Minnesota
Digital River E-Business Services, Inc.	Delaware
Digital River Ireland Limited	Ireland
Digital River Japan K.K.	Japan
Digital River Korea YH	Korea
Digital River oneNetwork Corporation	Minnesota
Digital River Technology Limited	Ireland
Digital River UK Limited	United Kingdom
DR Acquisition 03-F, Inc.	Minnesota
DR Acquisition Corp 04-E	Minnesota
DR APAC, Inc.	Minnesota
DR Express, Inc.	Delaware
DR E-Channel, Inc.	Minnesota
DR E-Subscription Services, Inc.	Delaware
DR GmbH	Germany
DRT Acquisition Corp.	Delaware
element 5 AG	Germany
element 5, Inc.	Delaware
Emetrix, Inc.	Minnesota
Fireclick, Inc.	Minnesota
FreeMerchant, Inc.	Minnesota
GameZone Online, Inc.	Minnesota
Orbit Commerce, Inc.	Minnesota
Reg.Net, Inc.	Minnesota
RegNow, Inc.	Minnesota
RegSoft, Inc.	Minnesota
RegSoft.com, Inc.	Georgia
ShareIt Inc.	Pennsylvania
SW REG, Inc.	Minnesota